Exhibit 21

                           SUBSIDIARIES
                                OF
                   RICHARDSON ELECTRONICS, LTD.


          Richardson Electronics Canada, Ltd.     Canada

          Richardson Electronics (Europe) Ltd.    United Kingdom

          RESA, SNC                               France

          Richardson Electronique SNC             France

          Richardson Electronics Italy SRL        Italy

          Richardson Electronics Iberica, S.A.    Spain

          Richardson Electronics GmbH             Germany

          Richardson Electronics Japan K.K.       Japan

          Richardson Electronics Pte Ltd.         Singapore

          Richardson Electronics S.A. de C.V.     Mexico

          Richardson Electronics Benelux B.V.     The Netherlands

          Richardson Electronics do Brasil Ltda.  Brasil

          Richardson Electronics Pty Limited      Australia

          Tubemaster, Inc.                        United States

          Richardson Electronics Korea Limited    Korea

          Richardson Electronics (Thailand) Ltd.  Thailand

          Burtek Systems Inc.                     Canada

          Richardson Electronics Argentina S.A.   Argentina

          Eternal Graphics, Inc.                  United States